                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                   International Remote Imaging Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                                9162 Eton Avenue
                          Chatsworth, California 91311

                                 April 12, 2001

Dear IRIS Stockholder:

     In this, my second annual letter to our stockholders, I am reporting to you with my first full year as CEO and President of IRIS under my belt. Let me begin by telling you how proud I am to be associated with IRIS and asking for your help getting the good news out to the investment community.

     IRIS is a 21st century company, not just in terms of upgraded internal management systems and improved manufacturing facilities, but also in terms of its new product efforts. We have substantially reduced our debt from a high of $10.6 million just three years ago, and anticipate further reductions to just $5.5 million by the end of 2001. Furthermore, with recent management additions and promotions, we have the leadership in place for present and future growth. IRIS has recorded 5 straight quarters of profitability. And, more importantly, 2000 was not just a very good year; it was the best year in the history of IRIS. One more important point -- we firmly believe that we have cleaned house and put all of those unusual charges behind us.

     One of the many reasons for our outstanding performance in 2000 was our Board of Directors. We placed tremendous demands on them in 2000 for both time and advice, and they responded without hesitancy by committing an extraordinary amount of time this past year to IRIS and sharing with management their expertise and wisdom on a wide range of issues. On behalf of IRIS management and its stockholders, I would like to publicly thank our Board members for their gracious and invaluable contributions in 2000. By name, they are Mr. Steve Besbeck, Dr. Thomas Kelly and Dr. Richard Nadeau.

     We were also fortunate to be able to strengthen and improve our management team by promoting from within and hiring very qualified individuals for select new positions. At Chatsworth, we promoted Mr. Achille Bigliardi to Corporate Vice President and President, Chatsworth Operations and Mr. Michael Hardy to Director, International Sales. We also hired Mr. Ronald Powell as Director, Information Technology, and Mr. William Souder as Project Director. At StatSpin, we hired Mr. Robert Mello as General Manager and Corporate Vice President and Mr. Victor Jones as Vice President of Marketing and Sales. These individuals and our existing management team, with the many contributions and support of the rest of our employees, set the pace in year 2000. Early this year, we hired Mr. Michael Rumbin as our Vice President of Global Marketing and promoted Ms. Ann Coviello to Assistant Vice President of Technical Services.

     As a result of this combined effort, year 2000 was the best year in IRIS history, both in revenues and profits. In spite of this, our stock price, which closed in 1999 at $0.81 per share, closed in 2000 at a disappointing $1.31 per share. In my opinion, the stock price did not reflect the value of IRIS as established by earnings. Nevertheless, I remain optimistic that the stock price should begin to reflect both earnings and growth potential once we begin capitalizing on our renewed investment in product development.

     Next, a few comments on the goals I shared with you in last year's letter to stockholders:

     IRIS GOALS

     o Sell or close down Perceptive Scientific Instruments, our genetic analysis business, which was a major factor in our losses in prior years and which was projected to continue to impact negatively on IRIS for the foreseeable future.
     o    Reverse IRIS's downward trend in investment in product development.
     o    Continue to expand our global presence.
     o    Balance our obligations to customers, employees and shareholders.
     o    Become a 21st century company.
     o    Operate profitably while growing revenues at a respectable rate.

     I am pleased that we made so much progress in 2000 toward accomplishing these goals, as you will see in the following paragraphs.

     PERCEPTIVE SCIENTIFIC INSTRUMENTS

     On July 7, 2000, IRIS announced that it had completed the sale of the U.S. assets of Perceptive Scientific Instruments, LLC to Applied Imaging Corporation for shares of their common stock, the assumption of certain liabilities and potential future cash payments based on the future performance of Applied Imaging's business.

     IRIS was unable to sell the international operations of the genetic analysis business and placed Perceptive Scientific International Limited into a voluntary liquidation under United Kingdom law on June 6, 2000.

     I was very pleased that IRIS was able to retain the personnel and assets of the Houston-based research group, including its federally funded research grants. IRIS is refocusing the direction of the research group's efforts, now called Advanced Digital Imaging Research (ADIR), as the group completes its current government projects. Present government research grants are expected to fund all ADIR expenditures beyond the end of year 2001.

     As a result of the divestiture of Perceptive Scientific Instruments, IRIS became a more profitable company while concurrently reducing its debt, substantially increasing its R&D investment and focusing once again on its core businesses in urinalysis and specimen processing.

     INVESTMENT IN PRODUCT DEVELOPMENT

     In 2000, excluding the government-funded research expenditures of ADIR, we more than doubled our investment in product development to $2.8 million, concentrating efforts on major improvements to our urinalysis workstation product line. By focusing our R&D on these state-of-the-art improvements, we expect to maintain our competitive position in the urinalysis market and broaden IRIS's marketing footprint. We are committed to 21st century technology.

     In May, we received FDA approval for use of our enhanced automatic recognition technology in our Model 939UDx urinalysis workstation. This technology enables most microscopic results to be automatically released without further operator review while, at the same time, retaining images for review when human interpretation is required.

     GLOBAL PRESENCE

     We now officially serve 27 countries outside North America through a network of 19 highly qualified distributors. This year we added 9 distributors serving 14 additional countries. Our Turkish distributor continued its outstanding sales efforts by placing an additional 14 systems. In addition, we placed systems in Greece, The Netherlands, The United Kingdom, Hong Kong and Romania. I am also pleased to report that all distributors who purchased instruments have sent or made plans to send representatives at their expense to IRIS for complete training on our Models 500 and 939UDx.

     BALANCING OUR OBLIGATIONS

     Shareholders. We made a concerted effort in 2000 to communicate with existing and potential shareholders. We participated in numerous formal and informal presentations to groups and individuals and issued over two dozen press releases during the year. We also appointed The Wall Street Group, Inc, as our new investor relations counsel to coordinate and enhance our communication effort. With their assistance, we have upgraded our investor kit, revised our corporate profile document, improved the quality and frequency of our press releases and introduced IRIS to a new set of potential investors. In November of last year, the Kon-Lin Letter initiated coverage of IRIS as the featured stock of the month with a "buy" recommendation.

     Customers. At StatSpin, we increased the size of our customer service staff. At Chatsworth, we improved the quality of our customer service with an advanced training program called Skillpath, a program that focuses on techniques for effective customer interaction. We also developed and tested an electronic customer service system to improve our response time and identify earlier developing problems.

     To better serve and train our customers, we upgraded our Training Room, Classroom and main Conference Room in Chatsworth to 21st Century levels, resulting in many favorable comments from our domestic and international trainees. We also installed new modern telephone systems in our Chatsworth (IRIS), Norwood (StatSpin), and League City (ADIR) facilities to facilitate direct communication and voice mail with customers. Our present project is revising, improving and integrating our websites for better customer interaction.

     EMPLOYEES. Our Chatsworth and Norwood facilities have been given a new look. Since the Chatsworth facility was the most out of date, we concentrated on installing new floors and carpeting, ceilings, air conditioning, partitions and offices in all functional areas of the building. We have also incorporated functional improvements in the shipping, inventory, warehouse and chemistry production areas. At Norwood, we installed new offices, improved the conference and reception areas and painted the entire inside of the facility. Feedback from employees has been extremely positive.

     A 21ST CENTURY COMPANY

     At Chatsworth and Norwood we installed MAS200 computer controlled systems, modernizing our financial and manufacturing processes. Also at Chatsworth, we installed a local area Windows NT based network system, permitting all administrative personnel to operate more effectively with modern software packages and to interact with remote copiers, faxes and scanners. The new network gives us high-speed access to the Internet and vastly improved email capabilities. Of equal importance, it allows our R&D personnel to interact rapidly with each other and to use the most modern and efficient technical software for graphical design and scientific calculations.

     At Chatsworth, we have begun the process to identify and select a fully automated marketing, sales and service management interactive database system. Our goal is to have this system operational in 2001.

     OPERATE PROFITABLY

     While meeting the above goals, we increased profitability to $0.27 per share from continuing operations in 2000 from a loss of $0.15 per share from continuing operations in 1999. Details explaining this positive swing of $0.42 per share are given below.

     Performance of Continuing Operations. During 2000, revenues from our continuing operations increased 11 percent over those of a year earlier.

     Operating income before interest, taxes and discontinued operations was $5,151,618, up from $389,924 of a year earlier. I am happy to report that we did not have any unusual charges in 2000. IRIS recorded income from continuing operations of $2,793,511, compared to loss of $1,087,924 a year earlier.

     We have reversed the three-year trend of declining investments in product oriented technology. We invested $2,526,465 in research and development in 2000, a significant increase from the 1999 figure of $1,124,240. In 2001, we plan to continue this upward trend. Products coming out of this effort will reflect 21st century technology.

     We are restoring stockholder value. Revenue and earnings growth continued as we significantly increased our investment in R&D while reducing the debt, interest and amortization burden.

     Segment Performance Of Continuing Operations. Below is a summary of 2000 results for our continuing operating segments:

           SEGMENT AND CONSOLIDATED PERFORMANCE FOR CALENDAR YEAR 2000


                                                                 BEFORE TAX
     SEGMENT                                  NET REVENUES     SEGMENT PROFIT
     -------                                  ------------     --------------
     Urinalysis                               $22,432,789       $5,792,100
     Small laboratory devices                   6,209,967        1,579,554
     Unallocated corporate expenses                   --        (2,983,244)
                                              -----------       ----------
     Consolidated                             $28,642,756       $4,388,410


     Although the rest of this letter will highlight some of our progress and expectations, given the complexity of various financial and operational developments during 2000, and the many risks we face, I encourage you to carefully review our accompanying 2000 Annual Report on Form 10-K.

     Urinalysis Business Segment. Worldwide, we enjoyed nearly a 12% increase in the number of instruments sold in 2000 compared to the previous year. This includes 19 units sold outside the United States. The Company now has 19 distributors active in Europe, the Middle East, Asia and South America, selling to 27 countries outside the U.S.

     In addition, the Model 500, considered to be a workhorse in many laboratories, showed renewed strength in the domestic market with the sale of 35 units compared to 21 units in the prior year. As I mentioned last year, our customer base continues to demonstrate support for our proprietary imaging technology. When their systems approach the end of their useful life, many of our customers upgrade to either the Model 500 or Model 939UDx, our flagship products.

     Our Model 939UDx urine pathology system, incorporating our FDA-cleared enhanced automatic recognition technology, is the most sophisticated urinalysis product in the market today, setting new standards for quality-of-result and cost-effectiveness. Through 2000, we have sold eighty systems worldwide. Trailing revenues from its supplies and service are substantial and increasing. Our new 939UDx customers include Indiana University in Indianapolis, University of California in Irvine and Brooke Army Medical Center in San Antonio, TX.

     As mentioned last year, downward cost pressure due to ongoing healthcare reform continues to shift clinical diagnostic testing from small to very large laboratories in Europe and parts of Asia. In other parts of the world, a growing and more affluent middle class continues to spur demand for lab procedures, leading to dynamic growth of commercial and contract lab services. We expect these changes to create an ongoing opportunity for high-capacity systems that automate frequently ordered tests such as urinalysis.

     In 2000, sales efforts commenced in the U.K., Holland, Greece, Romania and Hong Kong. In addition, we have added distributors in Malaysia, Singapore, Thailand and Korea. As a result, we remain excited about the opportunities for growth in international sales.

     Small Laboratory Devices Business Segment. In 2000, StatSpin sales increased 17% over the prior year. Most of this growth was due to accelerated placement of new centrifuges by our primary veterinary OEM partner. This distributor placed 2,400 instruments in the domestic veterinary market in 2000. Our OEM business increased 55%, primarily attributable to this and one other major account.

     International sales for StatSpin were disappointing, down 13% overall. About 25% of this shortfall was due to a decrease in demand for CenSlide products in Turkey. As a result of intensive review of our distributor support infrastructure and system, we closed our UK office and consolidated worldwide operations at our Norwood facility, where we will better support and manage the business. With new marketing management, we are optimistic for renewed international growth at StatSpin in 2001.

     We successfully launched our new digital Hematocrit reader in July, and recently entered into a private label agreement with a major U.S. healthcare distributor on the plastic micro hematocrit tubes that work with the new digital reader. We also completed development on a new line of veterinary centrifuges which we expect to launch in 2001.

     Patents And Royalties. By the end of 2000, our intellectual property portfolio included forty-nine international patents and forty-four U.S. patents, of which twenty-four patents relate to our Automated Intelligent Microscopy
(AIM) technology. Presently, we have three pending U.S. and five pending foreign applications. Our proprietary technology was the basis for $601,511 of royalties received during 1999.

     Corporate Finance. Cash flow management and adequate debt service are crucial for IRIS. During 2000, we maintained positive cash flow and reduced our debt by another $1.2 million. In the first quarter of this year, we successfully refinanced our $7 million subordinated term loan which was originally due on July 31, 2001. We now expect to pay off this debt over the next three years with cash from operations.

     GOALS FOR YEAR 2001

     Except for the divestiture of Perceptive Scientific Instruments, which has been completed, last year goals continue through this year. In addition, we plan to substantially reduce our debt, effectively manage our increased investment in product development, improve our field service response time, implement a fully automated marketing, sales and service management interactive database system, and be well on our way toward obtaining ISO9000 certification for both our Chatsworth and Norwood facilities. With ISO9000 certification, IRIS will meet European Union regulatory guidelines for distribution of both equipment and consumable product lines.

     PROXY STATEMENT AND ANNUAL MEETING

     This year's Proxy Statement contains three proposals. We endorse and ask your support for all of them. The first proposal is for my re-election to another three-year term as an IRIS director. I hope you will vote for me.

     The second proposal is to increase the number of authorized shares of common stock from 15,600,000 shares to a total of 50,000,000 shares. As of March 31, 2001, we had 9,965,189 outstanding shares of common stock and 5,528,248 additional shares reserved for issuance under outstanding warrants and our stock option and stock purchase plans. This left us with only 106,563 more shares of authorized common stock. We propose to increase the number of authorized shares to cover possible stock dividends, acquisitions, equity financings, management incentive and employee benefit plans. Except for Proposal 3 (described below), the Company has no present plans for the issuance or use of the proposed additional shares of common stock. The Board of Directors believes that the proposed increase is desirable so that, as the need arises, the Company will be able to issue the shares of common stock without the expense and delay of a special stockholders' meeting. This proposal requires the affirmative vote of a majority of the outstanding common stock, and your broker cannot vote on this proposal without your specific instructions. PLEASE CHECK WITH YOUR BROKER AND MAKE SURE YOUR SHARES ARE VOTED ON THIS PROPOSAL.

     The third proposal is to increase the number of shares of common stock in the 1998 Stock Option Plan from 1,200,000 shares to 1,900,000 shares, an increase of 700,000 shares. Stock options are an integral part of our employee compensation programs. We are asking you to approve this increase because there are very few shares of stock remaining in the 1998 Stock Option Plan.

     The fourth proposal is to ratify the selection of PriceWaterhouseCoopers LLP as our independent auditors for 2001.

     The Annual Meeting of Stockholders will be held at the Radisson Hotel (previously called the Chatsworth Hotel) located at 9777 Topanga Canyon Boulevard, Chatsworth, CA, about one mile north and one mile west of our facilities. The meeting is Friday, June 1, 2001, beginning 3:00 p.m. local time. The Board of Directors and management of IRIS invite and welcome your participation.

     Once again, please realize that this annual message represents my sincere and honest reflection on the past year at IRIS and some assessments of our future prospects. Of course, many of the statements are forward-looking in nature and as a result are inherently subject to the vagaries of future events, which, as you know, are often unpredictable. Again, I refer you to the more detailed Annual Report on Form 10-K for a fuller discussion of the opportunities, challenges and risks that confront us in 2001.



                                     Sincerely,

                                     /s/ JOHN A. O'MALLEY

                                     John A. O'Malley
                                     Chairman of the Board, President and Chief
                                     Executive Officer



    THE ANNUAL MEETING IS ON JUNE 1, 2001. PLEASE RETURN YOUR PROXY IN TIME.

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                                9162 Eton Avenue
                          Chatsworth, California 91311

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held Friday, June 1, 2001

To the Stockholders of INTERNATIONAL REMOTE IMAGING SYSTEMS, INC:

        The Annual Meeting of Stockholders of International Remote Imaging Systems, Inc. will be held at the Radisson Hotel, located at 9777 Topanga Canyon Boulevard, Chatsworth, California, on Friday, June 1, 2001 at 3:00 p.m. local time for the following purposes:

    1. To elect one Class 2 Director to hold office until the year 2004 annual meeting or until his successor is elected and qualified;

    2. To approve an amendment to the Company's Certificate of Incorporation increasing the authorized common stock of the Company from 15,600,000 shares to 50,000,000 shares;

    3. To approve an increase in the number of shares of common stock available for grant under the 1998 Stock Option Plan from 1,200,000 to 1,900,000;

    4. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 31, 2001; and

    5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on April 4, 2001, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

        All stockholders are cordially invited to attend the meeting in person. In any event, please mark, date, sign and return the enclosed proxy.


                                       By Order of the Board of Directors


                                       /s/ JOHN A. O'MALLEY
                                       ----------------------------------------
                                       John A. O'Malley
                                       Chairman of the Board, President and
                                       Chief Executive Officer

April 12, 2001


     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

     THE ANNUAL MEETING IS ON JUNE 1, 2001. PLEASE RETURN YOUR PROXY IN TIME.

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                                9162 Eton Avenue
                          Chatsworth, California 91311

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held Friday, June 1, 2001

                      GENERAL INFORMATION AND VOTING RIGHTS

        This proxy statement (the Proxy Statement) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of International Remote Imaging Systems, Inc., a Delaware corporation (IRIS or the Company), for use at the Annual Meeting of Stockholders (the Annual Meeting) to be held at the Radisson Hotel, located at 9777 Topanga Canyon Boulevard, Chatsworth California, on Friday, June 1, 2001, at 3:00 p.m. local time, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of the Company's Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2000. However, the Annual Report is not intended be a part of this Proxy Statement or a solicitation of proxies. The Company anticipates that the Proxy Statement and enclosed proxy will first be mailed or given to its stockholders on or about April 12, 2000.

        A proxy may be revoked by filing with the Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any stockholder who attends such meeting may orally revoke his proxy at the Annual Meeting and vote in person. All properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the nominee as the Class 2 Director and FOR Proposals 2, 3 and 4. In addition, the proxy holders will vote in their sole discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

        The cost of solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. The Company may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials. The Company may retain a proxy solicitor in connection with this solicitation and estimates the cost of a proxy solicitor to be approximately $7,500.

        Only holders of record of the Company's common stock at the close of business on April 4, 2001 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. On that date, there were 9,965,189 shares of common stock outstanding. Each holder of record is entitled to one vote for each share of common stock held on all matters to come before the meeting.

                        DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information regarding those individuals currently serving as the directors and executive officers of the
Company:

Name                             Age       Position with the Company
----------------------           ---       ------------------------------------------------------------
John A. O'Malley                 67        Chairman of the Board, Chief Executive Officer and President
Steven M. Besbeck                53        Director
Thomas F. Kelley                 68        Director
Richard G. Nadeau                65        Director
Achille M. Bigliardi             58        Vice President and President of Chatsworth Operations
Robert A. Mello                  47        Vice President and General Manager of StatSpin
Donald E. Horacek                47        Controller and Corporate Secretary

        The Board of Directors is divided into three classes with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified. Executive officers serve at the discretion of the Board of Directors. There are no familial relationships among the directors and executive officers of the Company.

        John A. O'Malley has served as a director since 1988 and became President and Chief Executive Officer in the third quarter of 1999 and Chairman of the Board of Directors in January 2000. He also is the sole director and President of Poly U/A Systems, Inc., a subsidiary of IRIS. From November 1998 to August 1999, he served IRIS as a member of the Office of the Chief Executive. Before that he was President of Second Opinion, a consulting firm serving the healthcare diagnostic and biotechnology industry. Simultaneously he shared the presidency, in addition to being a director and Chief Operating Officer, of Litmus Concepts, Inc. (LCI), a developer of point-of-care diagnostic tests for the women's healthcare market. He is also a director of Cytometrics, Inc., a privately held development-stage company developing non-invasive, point-of-care, diagnostic instrument systems and a director of Vital Sounds, Inc., a privately held development-stage company developing a unique sensitive stethoscope. Prior to establishing Second Opinion, he was worldwide director of chemical manufacturing operations for the Milligen/Biosearch Division which Millipore Corporation acquired from New Brunswick Scientific where Dr. O'Malley had been its Vice President and General Manager of the Biosearch division. Previously, he was President of Primary Diagnostic Systems and President of Smith Kline Instruments, both in vitro diagnostic ("IVD") companies. Dr. O'Malley received his B.S. degree in Chemistry from Rutgers, the State University of New Jersey, and his Ph.D. degree in Physical Chemistry from the University of Pennsylvania.

        Steven M. Besbeck has served as a director since 1990. He is President, Chief Executive Officer and Chief Financial Officer of Creative Computer Applications, Inc., a position he has held since 1983, as well as one of its directors since 1980. Creative Computer Applications designs, develops, services and markets clinical information systems for laboratory, pharmacy and radiology departments in hospitals, clinics and other healthcare providers. Prior to that, Mr. Besbeck was a director, President and Chief Executive Officer of American Cytogenetics, Inc., a provider of specialty clinical laboratory services from 1975 through 1983. Mr. Besbeck holds a B.S. in Finance from California State University, Long Beach.

        Thomas F. Kelley was appointed a director in March 1996 and elected to his first three-year term in June of that year. Until February 1, 1998, he was also a Vice President of the Company and the General Manager of StatSpin. Dr. Kelley has been Chief Executive Officer of Imagepath Systems, Inc. an IVD imaging systems integrator from 1996 until the present. From 1982 to the time of its acquisition by the Company, he was President and Chairman of the Board of StatSpin. Prior to founding StatSpin, Dr. Kelley was employed by Instrumentation Laboratory, Inc., in roles of Director of Market Development and Director of Applied Research, among others. Dr. Kelley received his B.A. and M.A. degrees in Biology from Boston University in 1954 and 1955, respectively, and his Ph.D. in Biochemistry from Brown University in 1959. He also serves as a director of BioNostics, Inc., an Acton, Massachusetts-based original equipment and private-label manufacturer of reagents, controls and calibrators.

        Richard G. Nadeau was appointed a director in January 1999 when the Board was enlarged from four to five members. He is Chairman and Chief Executive Officer of Cytometrics, Inc., a privately-held development-stage company developing non-invasive, point-of-care, diagnostic instrument systems, which he co-founded in 1992. Previously, Dr. Nadeau held senior positions with various IVD equipment companies, including President and Chief Executive Officer of EM Diagnostic Systems, Inc., Senior Vice President and Chief Technical Officer of Technicon Instrument Corporation, President of the Diagnostics Division (North America) of Technicon Instrument Corporation, President of Ortho Diagnostics, Inc., a subsidiary of Johnson & Johnson, Inc., and Worldwide Marketing Manager for the Automatic Clinical Analysis Division of E.I. DuPont de Nemours & Co. He currently serves on the Board of Directors for the Health Industry Manufacturers Association and has served as an advisor and consultant to the Food and Drug Administration, Centers for Disease Control, the World Health Organization and the National Bureau of Standards. Dr. Nadeau is a former President of the National Committee for Clinical Laboratory Standards and former Board Member of the European Committee for Clinical Laboratory Standards. He earned his B.S. in Pre-Med and M.S. in Biochemistry at the University of New Hampshire and his Ph.D. in Biochemistry at West Virginia University.

        Achille M. Bigliardi joined the Company in 1991 as Western Regional Sales Manager and was promoted to Director of Sales in 1993, to Vice President of Sales and Service in 1994, to General Manager of Chatsworth Operations in 1997 and to Corporate Vice President and President of Chatsworth operations in 2000. From 1982 until joining IRIS, Mr. Bigliardi served as Executive Vice President and General Manager of Sclavo, Inc., a European-based multinational medical diagnostics company, and was President and co-founder of Aktis Corporation, a development-stage IVD company, prior to its acquisition by Sclavo. He also served as Vice President and Director of Marketing of SSI, Inc., and before then as Director of Sales of International Diagnostic Technology, both medical diagnostics companies. Mr. Bigliardi earned his B.S. and M.S. in Electrical Engineering from the University of Michigan.

        Robert A. Mello joined the Company in April 2000 and is Corporate Vice President and General Manager of the StatSpin division. Mr. Mello has 26 years of experience in medical device manufacturing, service, marketing and engineering. Since 1988, he has been an executive with bioMerieux, which designs, manufactures and markets medical instruments and consumables for immunodiagnostic and microbiology laboratories worldwide. Most recently, Mr. Mello has been bioMerieux's Vice President of Operations at their facility in the Boston area. Before that, he was Vice President of Disposables Manufacturing at bioMerieux's clinical microbiology facility in St. Louis. Prior to joining bioMerieux, he held senior management positions with Medical & Scientific Designs and Ortho Diagnostics Inc., a division of Johnson & Johnson. Mr. Mello holds degrees in both Electrical Engineering and Business Management and has global experience in the IVD market.

        Donald E. Horacek joined the Company as Controller and Assistant Secretary in May 1997. Mr. Horacek has more than 20 years of experience in financial management. He is currently the senior financial officer of the Company as well as the Corporate Secretary. Prior to joining the Company, Mr. Horacek held a variety of accounting and financial management positions with companies ranging from large, publicly owned firms such as Litton Industries and

Wickes Companies to small privately held concerns. He is a Certified Public Accountant and has a B.S. in Business Administration from California State University, Northridge.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than 10% of the common stock) are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended December 31, 2000, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a).

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock as of March 16, 2001 by (i) persons known to the Company beneficially to own more than 5% of the outstanding common stock,
(ii) directors of the Company, (iii) the executive officers named below in the "Summary Compensation Table" and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names, subject to community property laws where applicable.

                                                                        Number of Shares                Percent
Name of Beneficial Owner(1)                                     Beneficially Owned(2)(4)         of Class(3)(4)
------------------------------------------------------          ------------------------         --------------
John A. O'Malley(7)                                                              455,295                    4.4
Steven M. Besbeck                                                                 91,548                      *
Thomas F. Kelley                                                                 151,556                    1.5
Richard G. Nadeau                                                                 74,954                      *
Achille M. Bigliardi(7)                                                          277,416                    2.8
Robert A. Mello                                                                   16,500                      *
Donald E. Horacek                                                                 15,578                      *
Thermo Amex Convertible Growth Fund I, L.P.(5)                                 2,084,270                   20.7
Digital Imaging Technologies, Inc.(6)                                            853,040                    7.9
Fred H. Deindoerfer(7)                                                           567,251                    5.6
Directors and Executive Officers as a Group (7 persons)                        1,082,847                   10.2

----------------

 *      Less than 1%.

(1) Unless otherwise indicated, the mailing address of each person is c/o the Company, 9162 Eton Avenue, Chatsworth, California 91311.

(2) Includes warrants and options exercisable on or within 60 days of March 16, 2001 held by directors and executive officers as follows: Dr. O'Malley (308,777 shares), Mr. Besbeck (75,260 shares), Dr. Kelley (100,000 shares), Dr. Nadeau (58,200 shares), Mr. Bigliardi (120,816 shares), Mr. Mello (16,500 shares) and Mr. Horacek (15,578 shares).

(3)     Based on 9,965,189 shares of stock outstanding as of March 16, 2001.

(4) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the common stock. Shares of common stock issuable upon exercise of warrants and options exercisable on or within 60 days of March 16, 2001 are deemed outstanding for purposes of computing the number and percentage of shares owned by the person holding such warrants or options but are not deemed outstanding for computing the percentage held by any other person.

(5) The mailing address for Thermo Amex Convertible Growth Fund I, L.P. is Suite 1B, 4 Lafayette Court, Greenwich, Connecticut 06830. The fund shares voting and dispositive power over these securities with Thermo Amex Finance, L.P., Thermo Amex Management Company, Inc. and Thermo Electron Corporation. The information in the table and this footnote are based on the Schedule 13D filed jointly by all four entities on January 10, 1997.

(6) Consists entirely of a warrant to purchase 853,040 shares of common stock. The mailing address for Digital Imaging Technologies, Inc. is 2950 North West Loop, Suite 1050, Houston, Texas 77092. Digital Imaging Technologies, Inc. shares voting and dispositive power over these securities with Edward Randall, III. The information in the table and this footnote are based on the Schedule 13D filed jointly by Digital Imaging Technologies, Inc. and Edward Randall, III on August 8, 1996.

(7) Does not include 2,000 shares of Series B callable preferred stock held by each of these individuals. As of March 16, 2001, 2000 shares of the Series B callable preferred stock could have been converted by the Company into 3,000 shares of common stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and up to four of the other most highly compensated individuals serving as executive officers at December 31, 2000, whose total annual salary and bonus exceeded $100,000 for the fiscal year (the Named Officers).

                                                                                                        Long-Term
                                                                         Annual Compensation         Compensation
                                            ------------------------------------------------   ------------------
                                                                                Other Annual     Number of Shares     All Other
Name and Principal Positions                Year(1)     Salary        Bonus    Compensation(2) Underlying Options  Compensation(3)
---------------------------------------     ------     --------      --------  -------------   ------------------  --------------
John A. O'Malley                            2000       $250,300      $225,000      $17,185(5)              0          1,844(10)
Chairman of the Board, President            1999(4)    $218,866      $ 60,000      $42,787(5)        273,000            864(7)
     And Chief Executive Officer

Achille M. Bigliardi                        2000        198,971       150,000            0            50,000          2,564(9)
Corporate Vice President and President      1999        187,805        50,000       28,650(6)         50,000          2,464(9)
     Of Chatsworth Operations               1998        195,998             0       30,231(6)         27,600          3,219(9)

Robert A. Mello                             2000         98,392        50,000            0            50,000            538(7)
Corporate Vice President
     And General Manager of StatSpin

Donald E. Horacek                           2000         93,789        33,000            0             5,250          1,560(8)
Controller and Corporate Secretary

-----------------------

    (1) Years represent calendar years. Information is provided only for those years in which the individual served as an executive officer.

    (2) Other Annual Compensation consists of (a) the dollar value of the difference between the price paid for common stock purchased under the Company's Employee Stock Purchase Plan and the fair market value of such shares on the date of purchase ("ESPP benefits") and (b) automobile allowances. It does not include the value of perquisites because the aggregate value of perquisites did not exceed the lesser of $50,000 or 10% of any executive officer's salary and bonus for the applicable years.

    (3) All Other Compensation consists of (a) premiums paid for term life insurance for the benefit of executive officers ("life insurance premiums") and (b) matching contributions to the Company's 401(k) plan for the benefit of executive officers ("401(k) matching contributions").

    (4) John O'Malley became Chairman of the Board of the Company in the first quarter of 2000 and became President and Chief Executive Officer of the Company in the third quarter of 1999.

    (5) Consists of $0 and $37,500 in ESPP benefits and $17,185 and $5,287 in automobile allowances for 2000 and 1999, respectively.

    (6) Consists of $28,650 and $27,781 in ESPP benefits and $0 and $2,450 in automobile allowances for 1999 and 1998, respectively.

    (7)  Consists entirely of life insurance premiums.

    (8) Consists of $547 for life insurance premiums and $1,013 in 401(k) matching contributions.

    (9) Consists of $864, $864 and $1,160 for life insurance premiums and $1,700, $1,600 and $2,059 in 401(k) matching contributions for 2000, 1999 and 1998, respectively.

    (10) Consists of $144 for life insurance premiums and $1,700 in 401(k) matching contributions.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information regarding stock option grants during 2000 to the Named Officers. No stock appreciation rights were granted during the year.

                                                                   Individual Grants(1)
---------------------------------------------------------------------------------------
                                                                                       Potential Realizable Value at Assumed
                                            % of Total                                Annual Percentage Rates of Stock Price
                                          Options Granted                                    Appreciation Per Option Term(2)
                        Number of Shares   to Employees                                    ---------------------------------
Name                   Underlying Options in Fiscal Year  Exercise Price Expiration Date    0%          5%             10%
---------------------  ------------------ --------------  -------------- ----------------  ---        ------         -------
Achille M. Bigliardi         50,000            16.2            1.50         5/19/10         0         47,167         119,531

Robert A. Mello              50,000            16.2            1.31         4/18/10         0         41,193         104,390

Donald E. Horacek             5,250             1.7            1.50         5/19/10         0          4,953          12,551

-------

    (1) Options vest annually in equal installments during the three years following the date of grant, unless described otherwise herein.

    (2) Based on the assumption that the market price of the underlying shares of common stock appreciate in value from the date of grant to the date of expiration at the annualized rates indicated. These rates are hypothetical rates mandated by the Securities and Exchange Commission, and the Company does not make any representations regarding future appreciation in the market price of the common stock.

AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

        The following table sets forth certain information regarding the exercise of stock options during 2000 by the Named Officers and the final year-end value of their unexercised options. None of the Named Officers exercised any stock appreciation rights during 2000 or held any such rights at year end.

                                                        Number of Shares Underlying           Value of Unexercised
                             Number of                  Unexercised Options/SARs at   In-The-Money Options/SARS at
                       Shares Acquired          Value               Fiscal Year End             Fiscal Year End(1)
Name                       On Exercise       Realized     Exercisable/Unexercisable      Exercisable/Unexercisable
---------------------  ---------------       --------   ---------------------------   ----------------------------
John A. O'Malley                   0               0               276,236 / 77,764                52,617 / 14,873

Achille M. Bigliardi               0               0               111,516 / 92,884                 5,264 / 10,687

Robert A. Mello                    0               0                     0 / 50,000                          0 / 0

Donald E. Horacek                  0               0                 16,155 / 5,845                        69 / 36

----------------

    (1) Based on the difference between the market price of a share of common stock on December 31, 2000 and the exercise price of the options.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors held a total of thirteen meetings during 2000. The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. There is no nominating committee or any other committee performing those functions.

        The Audit Committee, which currently consists of Mr. Besbeck, Dr. Kelley and Dr. Nadeau, held two meetings during 2000. The Audit Committee reviews the scope and results of the year-end audit with management and the independent accountants and recommends to the Board of Directors selection of independent accountants for the coming year. The Board of Directors has adopted a written charter for the Audit Committee; a copy of the Audit Committee Charter is attached as Exhibit B to this Proxy Statement. In addition, the Board of Directors has determined that all of the members of the Committee are "independent", as defined by the rules of The American Stock Exchange.

        The Compensation Committee, which currently consists of Dr. Nadeau and Mr. Besbeck, held two meetings during 2000. The Compensation Committee is primarily responsible for determining the annual salaries and other compensation of executive officers and administering the Company's stock option and stock purchase plans.

        No director attended fewer than 75% of the meetings of the Board of Directors and the committees upon which such director served during 2000.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of executive officers and administering the Company's stock option and stock purchase plans. During the year ending December 31, 2000, the Compensation Committee consisted of Dr. Richard G. Nadeau (Chairman) and Mr. Steven M. Besbeck.

COMPENSATION PHILOSOPHY

        The Compensation Committee believes the Company's future success depends in large part on retaining and motivating its executive officers. As a result, the Compensation Committee has adopted a general approach of compensating executives with cash salaries commensurate with the experience and expertise of the executive and competitive with median salaries paid to executives at comparable companies. To reward executives for their contributions to the achievement of Company-wide performance goals, incentive bonus awards are established at a level designed to ensure that when such payouts are added to the executive's base salary, the total compensation for above-average performance will exceed the average compensation level at comparable companies. In addition, to align its executives' compensation with the Company's business strategies, values and management initiatives, both short and long term, executive officers are provided with long-term performance incentives. It is the Company's policy to encourage share ownership through the grant of stock option awards and stock purchases under the Employee Stock Purchase Plan.

        The Compensation Committee also considers the compensation levels of executive officers at other publicly-traded and private companies. The Compensation Committee has collected information regarding compensation levels at other companies over the last several years from a variety of sources, including proxy statements and compensation reports and surveys published or prepared by respected consulting firms. Using this information, the

Compensation Committee generally establishes base compensation levels (including stock options) comparable to the median compensation levels of their counterparts at comparable companies.

COMPENSATION ELEMENTS

        The Company's compensation package for executive officers consists of a base salary, performance-based cash bonuses and stock options. The executive officers are also eligible to participate in most of the Company's employee benefit plans.

        Base Salaries. Base salaries are initially targeted at average levels of comparable companies and then adjusted based on an assessment of individual performance and contributions.

        Management Incentive Bonus Plan. The Company has a Management Incentive Bonus Plan (MIBP) to reward participants with cash bonuses for their contributions to the achievement of Company-wide performance goals. All executive officers of the Company and certain other key employees selected by the Compensation Committee participate in the MIBP. MIBP payouts are established at a level designed to ensure that when such payouts are added to a participant's base salary, the total compensation for above-average performance will exceed the average compensation level at comparable companies. Awards can only be made to MIBP participants when their division of the Company, or the Company as a whole, exceeds planned operating income goals.

        Stock Option Plans. The Company uses stock option plans to provide employees with an opportunity to share with the stockholders in the long-term performance of the Company. The Compensation Committee generally grants stock options on a periodic basis to all eligible employees. Grants are also made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Stock options generally have a three-year vesting schedule and expire ten years from the date of grant. The exercise price is generally 100% of the market value of a share of Common Stock at the time of the grant.

        The Compensation Committee has established general guidelines for determining the size of periodic stock option grants based upon several factors, including the salary and performance of the recipient and the market price of the Common Stock at the time of grant. The size of the grants are targeted at competitive levels.

        Employee Stock Purchase Program. The Company maintains a stock purchase plan that permits all employees to purchase shares of Common Stock at a discount of 50% from the then current market price. Employees may invest up to 15% of their annual salary and bonus and must hold the shares for two years. If the employee resigns from the Company or is terminated for cause during the holding period, the Company may repurchase the shares at the employee's original purchase price. The Company's right to repurchase the shares automatically terminates under certain circumstances such as a sale of the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

        The Compensation Committee gave Dr. O'Malley a $225,000 cash bonus for 2000 based on (1) exceeding present goals for operating income, (2) improvement of the market value of the Company and (3) the achievement of extraordinary accomplishments (not directly affecting operating earnings or stock value).

COMPENSATION OF OTHER EXECUTIVE OFFICERS

        The Compensation Committee established a formula early in the year for the amount to be allocated to the MIBP based primarily on exceeding preset goals for operating income. In determining the formula, the Compensation Committee considered (1) the potential size of the bonus pool relative to the goal for operating income in the Board-approved profit plan and (2) the challenge presented by the profit plan in the current business environment. The Compensation Committee considered three factors in determining individual cash bonus awards for 2000: (a) the individual's salary multiplied by his or her level of bonus participation (100% for executive officers), (b) the individual's estimated contribution to the improvement of operating income and (c) the individual's achievement of any other predefined performance goals assigned to the individual. The Compensation Committee relied primarily upon the evaluations and recommendations of the Unit Heads and the Chief Executive Officer.

        Based on these factors, Mr. Bigliardi was awarded a cash bonus of $150,000 for 2000 under the MIBP and, in addition, was awarded stock options of 50,000 shares. See "Executive Compensation--Summary Compensation Table" and "Executive Compensation--Option Grants in Last Fiscal Year Table."


                                       COMPENSATION COMMITTEE


                                       Dr. Richard G. Nadeau (Chairman)
                                       Mr. Steven M. Besbeck

                            COMPENSATION OF DIRECTORS

        In 2000, the Company paid an annual cash retainer to non-employee directors of $27,500 per year for normal, routine services as a Board member. Additional consulting time is compensated at the rate of $2,000 per day. During 2000, Mr. Besbeck, Dr. Kelley and Dr. Nadeau were paid $40,650, $38,650 and $44,650, respectively, for their services as directors. The Company also awarded each of these non-employee directors stock options for 25,000 shares of common stock in 2000. Dr. Kelley also serves as a part-time consultant on StatSpin matters and was paid $43,904 for these services in 2000.

                             AUDIT COMMITTEE REPORT

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. During the year ending December 31, 2000, the Audit Committee consisted of Mr. Steven M. Besbeck (Chairman), Dr. Thomas F. Kelley and Dr. Richard G. Nadeau.

        In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed under Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee has also considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their audit.

        In reliance on the reviews and discussions to which reference is made above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                       AUDIT COMMITTEE

                                       Mr. Steven M. Besbeck (Chairman)
                                       Dr. Thomas F. Kelley
                                       Dr. Richard G. Nadeau


                        FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES

        The aggregate fees billed through March 23, 2001 for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $139,278, all of which was attributable to PricewaterhouseCoopers LLP.

ALL OTHER FEES

        The aggregate fees billed through March 23, 2001 by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $34,770. These fees relate to tax and other activities in support of the Company.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Dr. Nadeau is Chairman and Chief Executive Officer of Cytometrics, Inc., a privately-held development-stage company, and Dr. O'Malley is a director of Cytometrics and serves on its Compensation and Audit Committees. See "Directors and Executive Officers."

                  FIVE-YEAR STOCK PRICE PERFORMANCE COMPARISON

        The following graph and table compare the cumulative total return on the Company's Common Stock with the cumulative total return (including reinvested dividends) of the Standard & Poor's 500 Index (S&P 500), the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks and the Standard & Poor's Health Care for the five years ending December 31, 2000, assuming that the relative value of the Common Stock and each index was $100 on December 31, 1995. Amounts below have been rounded to the nearest dollar.


                               [PERFORMANCE GRAPH]


                                      CALENDAR YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------------
                      1995        1996        1997        1998        1999        2000
                      ----        ----        ----        ----        ----        ----
IRIS                   100          50          43          10          10          15
S&P 500                100         123         164         211         255         179
NMDISMDS               100          94         107         120         146         150
S&P HealthCare         100         121         174         251         230         250


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In July 1996, the Company acquired Perceptive Scientific Instruments ("PSI") from its parent company, Digital Imaging Technologies, Inc. ("DITI"). The Company paid a portion of the purchase price by issuing to DITI a $7.0 million Senior Subordinated Note and a warrant to purchase 875,000 shares of common stock. The note bears interest at the rate of 8.5%, and the Company paid $595,000 of interest to DITI during 2000. Principal is not due until maturity on July 31, 2001. In 1997, the price of the warrant was reduced in connection with an arbitration procedure initiated by the Company.

        In March 2001, the Company refinanced the $7.0 million subordinated note with a new $3.0 million term loan from Foothill Capital Corporation, issued a new $3.5 million subordinated note to DITI and contributed $500,000 from the Company's cash reserves. The term loan and the new subordinated note both amortize over three years. In connection with the refinancing, the Company issued a new 3-year warrant to DITI to purchase 853,040 shares of common stock at $1.90 per share, the closing price of the common stock on the date of the refinancing. The new warrant replaces an old warrant expiring July 2001 for the same number of shares.

                                   PROPOSAL 1

                        ELECTION OF THE CLASS 2 DIRECTOR

        The Board of Directors currently consists of four directors divided into three classes -- Class 1 (Mr. Besbeck and Dr. Nadeau), Class 2 (Dr. O'Malley) and Class 3 (Dr. Kelley) -- with the directors in each class holding office for staggered terms of three years each or until their successors have been duly elected and qualified. At last year's annual meeting, the stockholders re-elected Dr. Nadeau and Mr. Besbeck as the Class 1 directors to hold office until 2003.

        At the Annual Meeting this year or any adjournments or postponements thereof, the Class 2 Director will be elected to serve until his successor is duly elected and qualified. The nominee for election as the Class 2 Director is Dr. John A. O'Malley. The Class 2 Director will serve until the year 2004 annual meeting or until his successor is elected and qualified.

        The accompanying proxy grants to the holder the power to vote the proxy for substitute nominees in the event that Dr. O'Malley becomes unavailable to serve as a Class 2 Director. Management presently has no knowledge that Dr. O'Malley will refuse or be unable to serve as the Class 2 Director for the prescribed term.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

        Directors are elected by a "plurality" of the shares voted. "Plurality" means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, one director). Stockholders can either vote "for" the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election. Shares held by brokers or other nominees for a beneficial owner and not voted (broker non-votes) also will not have any effect on the outcome of the election of the director.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF DR. O'MALLEY.

                                  PROPOSAL TWO:

             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
              INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY

        The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock of the Company to a total of 50,000,000 shares (the "Amendment"). The authorized common stock of the Company, prior to the approval of the Amendment, consisted of 15,600,000 shares. On April 4, 2001, the Company had 9,965,189 shares of common stock outstanding and 5,528,248 shares reserved for issuance pursuant to options, warrants, contractual commitments and other arrangements. This left the Company with only 106,563 shares of common stock which were unreserved and available for future issuance. The authorized preferred stock of the Company consists of 3,000,000 shares and will not be affected by the Amendment.

        The proposed additional shares may be used in connection with possible stock splits or dividends, acquisitions, equity financings, management incentive and employee benefit plans, investments and for other purposes. At this time, the Board has not decided whether or when to undertake a stock split or the number of shares it would issue with respect to each outstanding share if it undertakes a split, and the Company has no present plans, understandings, or agreements for the issuance or use of the proposed additional shares of common stock in acquisitions or otherwise, but expects to explore potential acquisitions from time to time as opportunities arise. The Board of Directors believes that the proposed increase is desirable so that, as the need arises, the Company will be able to issue the shares of common stock without the expense and delay of a special stockholders' meeting.

        Authorized but unissued shares of the Company's common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by Delaware law or the rules of The American Stock Exchange.

        If Proposal 2 is adopted, the board of directors will generally be empowered to issue the additional shares without prior notice to stockholders and without their approval except in certain limited situations under the rules of The American Stock Exchange. For example, American Stock Exchange rules require stockholder approval for stock issued in the following situations:

    - Stock issued to directors, officers and key employees pursuant to stock option plans in certain situations;

    - Stock issued as consideration for certain acquisitions of stock or assets of another company with more than a 20% dilutive effect or if any directors or officers have a significant shareholding; or

    -   Stock issued in certain "below-market" situations.

        In addition, the equity interest of our current stockholders may be significantly diluted as a result of any additional issuance of shares of common stock.

        The Amendment could make it more difficult for a third party to acquire the Company. It could also discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions. As a result, the Amendment could limit the price that investors are willing to pay in the future for shares of the Company's common stock.

        Proposal 2 is not being submitted in response to any accumulation of our stock or threatened takeover of our Company, and the Company has no present plans to implement any additional measures having anti-takeover effects. Certain provisions in our Certificate of Incorporation, bylaws and Delaware law could, together or separately, delay or prevent a third party from acquiring the Company, even if doing so might be beneficial to the stockholders. Some of these provisions:

    -   establish a classified board of directors;

    - authorize the issuance of preferred stock with rights and privileges which could be senior to the common stock, without prior stockholder approval;

    - limit the right of stockholders to call a special meeting of stockholders; and

    -   prohibit stockholder action by written consent.

        The Board of Directors also approved and adopted a shareholders rights plan in 1999. The plan gives shareholders of record the right to purchase shares of Series C preferred stock, each share having the economic equivalent of 1,000 shares of common stock, at a price based on a substantial discount from the market price of IRIS common stock. These rights are exercisable only in specified takeover situations. Delaware corporations may elect to include in their charter documents the right to cumulative voting, but the Company's Certificate of Incorporation and bylaws do not include this right. Therefore, cumulative voting is not presently available to the Company's stockholders.

        The Company is also subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder.

        If the proposal is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

        Proposal 2 requires the affirmative vote of a majority of the outstanding common stock of the Company. Stockholders may vote "for" or "against" the proposal, or they may abstain from voting on the proposal.
As a result, abstentions and broker non-votes are effectively equivalent to votes against Proposal 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO AMEND THE CERTIFICATE.

                                   PROPOSAL 3

               APPROVAL OF AMENDMENT TO THE 1998 STOCK OPTION PLAN

        The Company believes that officers and other key employees should have a significant stake in the Company's stock price performance under programs which link compensation to shareholder return. As a result, stock option grants are an integral part of the Company's compensation program. The Company currently has approximately 300,000 shares of common stock remaining under its existing stock option plans for future grants. Rather than adopting a new stock option plan at the present time, the Company proposes to increase the number of shares of Common Stock available for grant under the 1998 Stock Option Plan from 1,200,000 shares to 1,900,000 shares, an increase of 700,000 shares. The Board of Directors has adopted such an amendment to the 1998 Stock Option Plan subject to stockholder approval. The following is a summary of the material features of the plan, as amended. The summary is qualified in its entirety by reference to the full text of the amended plan which is attached as Exhibit A to this Proxy Statement.

SUMMARY DESCRIPTION OF THE AMENDMENT AND THE PLAN

        Proposed Amendment. The Company proposes to amend the plan to increase the number of shares of common stock available for grant under the plan from 1,200,000 shares to 1,900,000 shares.

        Types of Awards. The Company may award two types of options under the
Plan: (i) options intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code and (ii) nonstatutory stock options which are not intended to qualify for any special treatment under the Internal Revenue Code. The Plan does not permit the award of "phantom stock," "stock appreciation rights" or other similar awards.

        Administration. The Board of Directors may administer the Plan, or they may delegate authority for administering the Plan to the Compensation Committee. If the Board delegates authority to the Compensation Committee, the Plan restricts membership on the Compensation Committee to directors that meet the definitions of both "non-employee directors" (as defined in the rules adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934) and "outside directors" (as defined in the regulations adopted by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code). The Board may also delegate authority for Plan administration to other committees of the Board for the limited purpose of granting and administering stock options to persons other than directors and executive officers. The plan administrators have the authority to (i) select the recipients of awards, (ii) fix the terms of all awards, (iii) construe, interpret and prescribe rules for the Plan and (iv) make all other determinations necessary or advisable for the administration of the Plan.

        Eligibility and Participation. All directors, officers, employees and consultants of the Company and its subsidiaries are eligible for selection to participate in the Plan. There are approximately 140 individuals currently eligible to participate in the Plan. Under the applicable tax rules, the plan administrators may only grant incentive stock options to employees of the Company and its subsidiaries.

        Duration of Options. The plan administrators have discretion to select the duration of each option, but the Internal Revenue Code restricts the maximum duration of incentive stock options to 10 years.

        Duration and Amendment of the Plan. The Plan became effective upon its adoption by the Board on March 22, 1998 and, assuming stockholder approval, will continue in effect for 10 years unless terminated earlier in accordance with the terms of the Plan.

        Exercise Price. The plan administrators determine the exercise price of each option. The exercise price of a nonstatutory stock option may be more or less than the fair market value of a share of common stock on the date of grant. The minimum exercise price for an incentive stock option is 100% of the fair market value of a share of common stock on the date of grant. The plan administrators determine the acceptable form of consideration for payment of the exercise price, and the form of payment may include cash, a promissory note and shares of common stock valued at their fair market value on the date of surrender. The plan administrators may also permit "cashless exercises."

        Other Terms. Options granted under the Plan are only exercisable by the original recipient and are not transferable, except by will or the laws of descent and distribution. Options vest in such installments as the plan administrators determine.

        Special Terms Applicable to Large Stockholders. In addition to the other restrictions contained in the Plan, the Plan requires that incentive stock options granted to persons possessing more than 10% of the total combined voting power of all classes of stock of the Company (i) have an exercise price of not less than 110% of the fair market value of a share of common stock on the date of grant and (ii) expire not later than five years from the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

        Nonstatutory Stock Options. Under current federal income tax law, the grant of a nonstatutory stock option has no tax effect on the Company or the option holder. If the shares received on exercise of an option are not subject to restrictions on transfer or risk of forfeiture imposed by the Committee, the exercise of a nonstatutory stock option will result in ordinary income to the option holder equal to the excess of the fair market value of the shares at the time of exercise over the option price. The amount taxed to the option holder as ordinary income is treated as earned income. The option holder's tax basis in the shares will be equal to the aggregate exercise price paid by the option holder plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any further gain or loss recognized by the option holder will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. The Company will normally be allowed, at the time of recognition of ordinary income by the option holder upon exercise, to take a deduction for federal income tax purposes in an amount equal to such recognized income.

        Incentive Stock Options. The federal income tax consequences associated with incentive stock options are generally more favorable to the optionee and less favorable to the employer than those associated with nonstatutory stock options. Under current federal income tax law, the grant of an incentive stock option does not result in income to the optionee or in a deduction for the Company at the time of the grant. The exercise of an incentive stock option will not result in income for the option holder if the option holder (i) does not dispose of the shares within two years after the date of grant nor within one year after exercise and (ii) is an employee of the Company or any of its affiliates from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the option holder as long-term capital gain and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the option holder disposes of the shares prior to the expiration of either of the holding periods described above, the option holder would have compensation taxable as ordinary income, and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. If the price realized in any such premature sale of the share exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain depending on the option holder's holding period for the shares.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

        Proposal 3 requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote "for" or "against" the proposal, or they may abstain from voting on the proposal. Abstentions (as well as broker non-votes) will not have any effect on the outcome of the proposal. The Company believes that stockholder approval at the meeting will satisfy the stockholder approval requirement of the Section 162(m) of the Internal Revenue Code.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AMENDMENT OF THE 1998 STOCK OPTION PLAN.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors, upon a recommendation of its Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2001, subject to ratification of the stockholders at the meeting. PricewaterhouseCoopers LLP has no financial interest of any kind in the Company except the professional relationship between auditor and client. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting, will be afforded an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by stockholders.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

        Proposal 4 requires the affirmative vote of a majority of the votes cast on the proposal. Stockholders may vote "for" or "against" the proposal, or they may abstain from voting on the proposal. Abstentions (as well as broker non-votes) will not have any effect on the outcome of the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION.

                                 OTHER PROPOSALS

        The Company is not aware of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        If a stockholder wishes to present a proposal at the next annual meeting of stockholders, such a proposal must be received by the Company at its principal executive offices prior to December 10, 2001.

                                  ANNUAL REPORT

        In lieu of an Annual Report to Stockholders, the Company is delivering with this Proxy Statement a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2000. However, it is not intended that the Annual Report on Form 10-K be a part of this Proxy Statement or a solicitation of proxies.

        NOTE REGARDING INCORPORATION BY REFERENCE TO THIS PROXY STATEMENT

        The Company routinely files with the Securities and Exchange Commission various registration statements and reports which may incorporate by reference part or all of this Proxy Statement. Those references are not intended to incorporate any of the information in this Proxy Statement under the headings "Compensation Committee Report on Executive Compensation" or "Five Year Stock Price Performance Comparison" unless those headings are specifically referenced by name in the registration statement or report.

                                       By Order of the Board of Directors

                                       /s/ JOHN A. O'MALLEY
                                       ------------------------------------
                                       John A. O'Malley
                                       Chairman of the Board, President and
                                       Chief Executive Officer

Chatsworth, California
April 12, 2001

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

    THE ANNUAL MEETING IS ON JUNE 1, 2001. PLEASE RETURN YOUR PROXY IN TIME.

                                                                       EXHIBIT A

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC

                       1998 STOCK OPTION PLAN, AS AMENDED

     1. PURPOSES OF THE PLAN. The purposes of this 1998 Stock Option Plan are:

          - to attract and retain the best available personnel for positions of substantial responsibility,

          - to provide additional incentive to Employees, Directors and Consultants, and

          - to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "APPLICABLE LAWS" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

          (c) "BOARD" means the Board of Directors of the Company.

          (d) "CODE" means the Internal Revenue Code of 1986, as amended.

          (e) "COMMITTEE" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

          (f) "COMMON STOCK" means the common stock, $.01 par value, of the Company.

          (g) "COMPANY" means International Remote Imaging Systems, Inc.

          (h) "CONSULTANT" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (i) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

          (j) "DIRECTOR" means a member of the Board.

          (k) "DISABILITY" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (l) "EMPLOYEE" means any person, including Officers and Directors employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (n) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street journal or such other source as the Administrator deems reliable;

             (iii) In the absence of any established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

          (q) "NOTICE OF GRANT" means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (s) "OPTION" means a stock option granted pursuant to the Plan.

          (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (u) "OPTION EXCHANGE PROGRAM" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

          (v) "OPTIONED STOCK" means the Common Stock subject to an Option.

          (w) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

          (x) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y) "PLAN" means this 1998 Stock Option Plan.

          (z) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (aa) "SECTION 162(M)" means Section 162(m) of the Code and the regulations thereunder, as amended.

          (bb) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (cc) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (dd) "TERMINATION EVENT" means (i) any use or disclosure by an Optionee of confidential information or trade secrets of the Company or any Parent or Subsidiary in violation of any confidentiality or nondisclosure agreement by which the Optionee is bound, or (ii) the termination of Optionee's Continuous Status as an Employee or Consultant for cause as defined pursuant to applicable law, as a result of a breach of Optionee's employment or consulting agreement, as a result of theft, fraud or embezzlement, or as a result of any disclosure or use of confidential information or trade secrets described in part (i) of this paragraph.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned under the Plan is One Million Nine Hundred Thousand (1,900,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option, such Shares shall not become available for future grant under the Plan.

     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

     4. ADMINISTRATION OF THE PLAN.

          (a) PROCEDURE.

             (i) MULTIPLE ADMINISTRATIVE BODIES. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

             (ii) ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS SUBJECT TO SECTION 16(B). With respect to Option grants made to Directors or to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3, or
        (B) a committee designated by the Board to administer the Plan, which committee shall consist of "Non-Employee Directors" within the meaning of Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3.

             (iii) ADMINISTRATION WITH RESPECT TO COVERED EMPLOYEES SUBJECT TO
        SECTION 162(M) OF THE CODE. With respect to Option grants made to Employees who are also "covered employees" within the meaning of Section 162(m) of the Code and the regulations thereunder, as amended, the Plan shall be administered by a committee designated by the Board to administer the Plan, which committee shall be constituted to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" under Section 162(m). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules applicable to Options intended to qualify as "performance-based compensation" under Section 162(m).

             (iv) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the

        Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

          (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

             (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

             (ii) to select the Directors, Consultants and Employees to whom Options may be granted hereunder;

             (iii) to determine whether and to what extent Options are granted hereunder;

             (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

             (v) to approve forms of agreement for use under the Plan;

             (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto based in each case on such factors as the Administrator, in its sole discretion, shall determine;

             (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

             (viii) to construe and interpret the terms of the Plan;

             (ix) to prescribe, amend and rescind rules and regulations relating to the Plan;

             (x) to modify or amend each Option (subject to Section 14(c) of the Plan);

             (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

             (xii) to institute an Option Exchange Program;

             (xiii) to determine the terms and restrictions applicable to Options; and

             (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. ELIGIBILITY. Nonstatutory Options may be granted to Directors, Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Option may be granted additional Options.

     6. LIMITATIONS.

          (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's incentive stock options (whether granted by the Company, any Parent or Subsidiary) which become exercisable for the first time during any calendar year

     (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c) No Officer shall be granted in any fiscal year of the Company Options to purchase more than Three Hundred Thousand (300,000) Shares. The foregoing limitation set forth in this Section 6(c) is intended to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" (within the meaning of Section 162(m)). In the event the Administrator determines that such limitation is not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitation.

     7. TERM OF THE PLAN. The Plan shall become effective upon its adoption by the Board and shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8. TERM OF OPTION. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

     9. OPTION EXERCISE PRICE AND CONSIDERATION.

          (a) EXERCISE PRICE. The price per share exercise price for the Share to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

             (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

                (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

             (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined in the discretion of the Committee, and may be more or less than the Fair Market Value per Share on the date of grant.

          (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

          (c) FORM OF CONSIDERATION. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

             (i) cash;

             (ii) a promissory note made by the Optionee in favor of the Company;

             (iii) if permitted by the Administrator, in its sole discretion, other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

             (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the Optionee's broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

             (v) any combination of the foregoing methods of payment; or

             (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by the Administrator and Applicable Laws.

     10. EXERCISE OF OPTION.

          (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (1) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised and (iii) all representations, indemnifications and documents reasonably requested by the Administrator. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Subject to Section 12, the Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) ACCELERATED TERMINATION OF OPTION TERM. Notwithstanding anything to the contrary contained in the Plan, an Optionee's Options under the Plan shall terminate and cease to be exercisable immediately upon the occurrence of a Termination Event with respect to such Optionee.

          (c) TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or Disability or as a result of a Termination Event), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     11. NON-TRANSFERABILITY OF OPTIONS.

          (a) NO TRANSFER. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

          (b) DESIGNATION OF BENEFICIARY. An Optionee may file a written designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee's death. If an Optionee is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the Optionee at any time by written notice, subject to the above spousal consent conditions.

          (c) EFFECT OF NO DESIGNATION. In the event of the death of the Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's death, the Company shall deliver such options to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such options to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     12. WITHHOLDING TAXES. Upon (i) the disposition by an Optionee of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within two years of the granting of such Incentive Stock Option or within one year after exercise of such Incentive Stock Option, or (ii) the exercise of a Nonstatutory Stock Option, the Company shall have the right to require such Optionee to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares of Common Stock.

     13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Company through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options which have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option had not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company or a similar event that the Administrator determines, in its discretion, would materially alter the structure of the Company or its ownership, the Administrator, upon 30 days prior written notice to the Option holders, may, in its discretion, do one or more of the following:
     (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an Option is subject;
     (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel Options upon payment to the Optionees in cash, with respect to each Option to the extent then exercisable (including any Options as to which the exercise has been accelerated as contemplated in clause (ii) above), of an amount equal to the excess of the Fair Market Value of the number of Shares as to which the Option is then exercisable (at the effective time of the merger, reorganization, sale of other event) over the aggregate exercise price with respect to such Shares. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement.

     14. DATE OF GRANT. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator; provided, however, the date of grant of an Option shall be, for all purposes, no earlier than the date on which the Optionee commences employment with the Company. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter or suspend or terminate the Plan.

          (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of the Plan and any amendment if and to the extent necessary under Applicable Law or the rules of any exchange or quotation system on which the Common Stock is then listed or quoted. The Company may voluntarily obtain shareholder approval of the Plan and any amendment if and to the extent the Board determines such approval is desirable, including, without limitation, to qualify for special treatment of option grants under Rule 16b-3 of the Exchange Act, Section 422 of the Code or Section 162(m) of the Code.

          (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of an Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     16. CONDITIONS UPON ISSUANCE OF SHARES.

          (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Law, the Plan and options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          (b) INVESTMENT REPRESENTATION. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell, transfer or distribute such Shares.

     17. LIABILITY OF COMPANY.

          (a) INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          (b) GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

          (c) RIGHTS OF PARTICIPANTS AND BENEFICIARIES. The Company shall pay all amounts payable hereunder only to the Optionee or beneficiaries entitled thereto pursuant to the Plan. The Company shall not be liable for the debts, contracts or engagements of any Optionee or his or her beneficiaries, and rights to Shares or cash payments under the Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

     18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles).

                                                                       EXHIBIT B

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                            AUDIT COMMITTEE CHARTER

                               NOVEMBER 10, 2000

POLICY STATEMENT

     To assure the appropriate division of labor in corporate governance, the Audit Committee of the Board (the "Committee") must draw a line between its oversight role and management's role in managing the affairs of the Company. The Committee is intended to oversee, but not replace, management's own efforts. Accordingly, the Committee will initiate reviews of the Company's financial reporting processes and systems, but it is the responsibility of management and the independent accountants to bring to the attention of the Committee any failures, irregularities, or other problems within those processes and systems that may arise from time to time.

     In performing its duties, the Committee will seek to maintain free and open communication between the directors, the independent accountants, the internal accountants and the financial management of the Company. The Committee is intended to provide an independent and, if necessary, confidential forum in which interested parties can freely discuss information, as well as any concerns.

ORGANIZATION

     The Committee will consist of at least three directors of the Company. Each member of the Committee will be an independent director and free from any relationship that, in the opinion of the Board (the "Board"), would interfere with the exercise of his or her independent judgment as a member of the Committee. The term "independent" shall have the meaning contained in Rule 4200(a)(13) of the NASD Manual and Notices to Members. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

MEETINGS

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed. The Committee may conduct meetings in person or by conference telephone provided all parties can hear one another.

ROLES AND RESPONSIBILITIES

  INTERNAL CONTROL

     - Review the performance of the Company's financial and accounting personnel with the independent accountants.

     - Review the adequacy and effectiveness of the accounting and financial controls of the Company with the independent accountants.

     - Gain an understanding of the extent to which internal control recommendations made by the independent accountants have been implemented by management.

  FINANCIAL REPORTING

     - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

     - Ask management and the independent accountants about significant risks and exposures and the plans to minimize such risks.

     - Review the annual financial statements, determine whether they are consistent with the information known to the Committee, and assess whether the financial statements reflect appropriate accounting principles.

     - Meet with management and the independent accountants to review the annual financial statements and the results of the audit.

     - Consider management's handling of proposed audit adjustments identified by the independent accountants.

     - Review the MD&A and other sections of the annual report and consider whether the information is consistent with members' knowledge about the company and its operations.

     - Management and the independent accountants will review the interim financial reports with the Committee Chair by telephone before they are filed with the Securities and Exchange Commission.

  INDEPENDENT AUDIT

     - Review the independent accountants' proposed audit scope and approach.

     - Review the performance of the independent accountants and recommend to the Board the appointment or discharge of the independent accountants.

     - Review and confirm the independence of the independent accountants by reviewing the non-audit services provided and the independent accountants' assertion of their independence in accordance with professional standards.

  OTHER RESPONSIBILITIES

     - Ensure that significant findings and recommendations made by the independent accountants are received and discussed on a timely basis.

     - Review, with the Company's counsel, any legal matters that could have a significant impact on the company's financial statements.

     - Review the policies and procedures in effect for evaluating officers' expenses and perquisites.

     - If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

     - Perform other oversight functions as requested by the Board.

     - Review this charter annually and submit any recommended revisions to the Board for approval.

  REPORTING RESPONSIBILITIES

          - Regularly update the Board about Committee activities and make appropriate recommendations.

          - Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

     Approved by the Board and the Committee as of November 10, 2000.


/s/ STEVEN M. BESBECK                                /s/ JOHN A. O'MALLEY
-----------------------------------------            -----------------------------------------
Steven M. Besbeck                                    Dr. John A. O'Malley
Chairman of the Audit Committee                      Chairman of the Board

                                     PROXY
                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                                9162 ETON AVENUE
                          CHATSWORTH, CALIFORNIA 91311

                         ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY, JUNE 1, 2001

   The undersigned, revoking previous proxies, hereby appoint(s) John A. O'Malley and Donald E. Horacek, or any of them, attorneys, with full power of substitution, to vote all shares of common stock of International Remote Imaging Systems, Inc. (the "Company") which the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Radisson Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, California, on Friday, June 1, 2001, at 3:00 p. m. and at any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below. Receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement is hereby acknowledged.

1. To elect one Class 2 Director.

   [ ] FOR John A. O'Malley  [ ] WITHHOLD AUTHORITY to vote for John A. O'Malley

2. To amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 15,600,000 to 50,000,000.
        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

3. To approve an increase in the number of shares of common stock available for grant under the 1998 Stock Option Plan from 1,200,000 to 1,900,000:
        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

4. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for 2001:
        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

  The Board of Directors recommends a vote FOR each of the Proposals.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    This proxy will be voted as specified herein. If no specification is made, it will be voted FOR all of the proposals. As to any other matters which may properly come before the meeting or any adjournments thereof, the proxyholders are authorized to vote in accordance with their best judgment.

                                            Date: ________________, 2001

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature

                                            NOTE: Please date and sign exactly
                                                  as your name appears to the
                                                  left. If stock is registered
                                                  in the name of two or more
                                                  persons, each should sign.
                                                  Executors, administrators,
                                                  trustees, guardians,
                                                  attorneys, and corporate
                                                  officers should show their
                                                  full titles. If a partnership,
                                                  please sign in the partnership
                                                  name by an authorized partner.

 PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE IN TIME FOR THE
                            MEETING ON JUNE 1, 2001